Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Mallinckrodt plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value $0.01 per share	Other	1,829,068 shares	$28.25	$51,671,171.00	$0.0000927	$4,789.92
Total Offering Amounts					$51,671,171.00		$4,789.92
Total Fee Offsets							$(4,789.92)
Net Fee Due							$—

(1)	This registration statement on Form S-8 (the “Registration Statement”) registers shares of ordinary shares, par value $0.01 per share (“Ordinary Shares”) of Mallinckrodt plc (the “Registrant”) to be issued under the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan. In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers additional securities to be offered or issued upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low trading prices for the Ordinary Shares on the OTC Pink Current Information Unsolicited market on June 28, 2022, which was $28.25.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(1)	Initial Filing Date	Filing Date	Fee Offset Claimed(2)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(3)
Rule 457(p)
Fee Offset Claims	Mallinckrodt plc	S-8	333-230234	03/13/2019		$4,789.92	Equity	Ordinary Shares, par value $0.20 per share	9,000,000	$190,170,000.00
Fee Offset Sources	Mallinckrodt plc	S-8			03/13/2019						$23,048.60

(1)	Effective as of June 17, 2022, the Registrant terminated the offering that included 9,000,000 shares of ordinary shares, par value $0.20 per share, issuable pursuant to the Mallinckrodt Pharmaceuticals Stock and Incentive Plan, under its registration statement on Form S-8 (Registration No. 333-230234) (the “2019 Registration Statement”) by filing a post-effective amendment to such registration statement deregistering all ordinary shares registered but unsold. None of such shares have been used and none are subject to outstanding awards granted under the Mallinckrodt Pharmaceuticals Stock and Incentive Plan.

(2)	Represents a portion of the unused registration fee of $23,048.60 previously paid by the Registrant in connection with the 2019 Registration Statement, with Registrant’s remaining balance in the amount of $18,258.68 to be applied to future filings.

(3)	Pursuant to Rule 457(p) under the Securities Act, the Registrant expects to offset the registration fee due under this Registration Statement by a portion of the fees previously paid with respect to the number of shares of ordinary shares, par value $0.20 per share, of the Registrant that remained unsold under the 2019 Registration Statement as of June 17, 2022. The registration fee previously paid under the 2019 Registration Statement was $23,048.60, of which $23,048.60 is available to be claimed as a fee offset, $4,789.92 of which is being applied to the registration fee due under this Registration Statement.